CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-116978 on Form S-8 of our report dated March 13, 2007, relating to the consolidated financial statements of Republic Airways Holdings Inc. and subsidiaries and management’s report on the effectiveness of internal control over financial reporting (which report expresses an unqualified opinion and includes explanatory paragraphs referring to Notes 1 and 2 to the consolidated financial statements that (i) substantially all revenues are derived from code-share agreements with US Airways, Inc., Delta Air Lines, Inc., AMR Corp., the parent of American Airlines, Inc. and United Air Lines, Inc. and (ii) on January 1, 2006, the Company adopted Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment, using the modified prospective transition method) appearing in this Annual Report on Form 10-K of Republic Airways Holdings Inc. for the year ended December 31, 2006.

/s/ DELOITTE & TOUCHE LLP

Indianapolis, Indiana
March 15, 2007